Exhibit 99.1
Earnings Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

April 7, 2026	Contact:	Travis Williams, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

Operating cash flow of $159 million

Continued strong fleet utilization of 98%

Increases quarterly dividend by 6% to $0.34 per share

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 28, 2026.

Second Quarter Highlights

•
Strong operating cash flow of $159 million.
•
In Q2, new railcar orders for 2,900 units valued at $390 million and deliveries of 3,800 units, resulting in a new railcar backlog of 15,200 units with an estimated value of $2.1 billion as of February 28, 2026.
•
Board increased quarterly dividend by 6% to $0.34 per share, payable on May 11, 2026 to shareholders of record as of April 20, 2026, representing Greenbrier’s 48th consecutive quarterly dividend.
•
Net earnings attributable to Greenbrier of $15 million, or $0.47 per diluted share.
•
EBITDA of $61 million, or 10% of revenue.

“Greenbrier delivered resilient second quarter results in a low-volume environment,” said Lorie L. Tekorius, CEO and President. “Our integrated business model, supported by disciplined execution and strong cash generation, continued to drive performance. We further strengthened our liquidity and balance sheet, providing flexibility while customer commitments remain measured and market conditions continue to evolve.”

Tekorius added, “Our focus remains on operational execution, cost discipline and improving our through-cycle performance across the business. The increase in our quarterly dividend reflects the Board's confidence in the strength of our business model, cash generation and long-term outlook. The higher dividend underscores the durability of Greenbrier’s earnings, supported by an enhanced operating platform, strong liquidity, and a continued focus on sustained shareholder value.”

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

Business Update & Outlook

Greenbrier updates fiscal 2026 guidance to reflect a more gradual production ramp-up resulting from a shift of deliveries into early fiscal 2027. This is driven by order timing rather than changes to underlying demand. The revised outlook also includes increased investment in the lease fleet, with double digit fleet growth expected in fiscal 2026 to grow recurring revenue.

	Prior	Updated
	FY26 Guidance	FY26 Guidance
Operating Metrics
Deliveries (1)	17,500 - 20,500 units	15,350 - 16,350 units
Revenue	$2.7B - $3.2B	$2.4B - $2.5B
Aggregate Gross Margin %	16.0% - 16.5%	14.8% - 15.2%
Operating Margin % (2)	9.0% - 9.5%	7.0% - 7.8%
EPS	$3.75 - $4.75	$3.00 - $3.50
Capital Expenditures
Manufacturing	$80M	$80M
Leasing & Fleet Management	205M	300M
Gross Capital Expenditures	$285M	$380M
Equipment Sales Proceeds	165M	175M
Net Capital Expenditures	$120M	$205M

(1)
Includes approximately 1,500 units of deliveries associated with Brazil.
(2)
Earnings from operations divided by revenue.

Financial Summary

	Q2 FY26	Q1 FY26	Sequential Comparison – Main Drivers
Revenue	$587.5M	$706.1M	Primarily fewer deliveries
Aggregate gross margin	$69.5M	$103.3M	Lower production rates, timing of syndication deliveries, and planned facility shutdowns impacted operating efficiencies
Aggregate gross margin %	11.8%	14.6%
Selling and administrative expense	$57.4M	$59.9M	Primarily lower employee-related expense
Net gain on disposition of equipment	$13.0M	$17.7M	Timing of fleet optimization activities
Earnings from operations	$25.1M	$61.1M	Lower aggregate gross margin and timing of fleet optimization activities, partially offset by favorable S&A expense
Operating margin %	4.3%	8.7%
EBITDA (1)	$60.8M	$97.6M
Effective tax rate	14.9%	27.0%	Lower effective rate driven by favorable discreet items in foreign jurisdictions
Diluted EPS	$0.47	$1.14

(1)
See reconciliation at conclusion of Supplemental Information.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Segment Summary

	Q2 FY26	Q1 FY26	Sequential Comparison – Main Drivers
Manufacturing (1)
Revenue	$541.5M	$657.0M	Primarily fewer deliveries
Gross margin %	7.6%	11.0%	Lower production rates, planned facility shutdowns, and a higher mix of general purpose railcars
Earnings from operations	$20.7M	$48.6M
Operating margin % (2)	3.8%	7.4%
Deliveries (3)	3,400	4,100
Leasing & Fleet Management
Revenue	$46.0M	$49.1M	Timing of fleet optimization first-half weighted, while fleet investment is second-half weighted
Gross margin %	61.7%	63.5%
Earnings from operations	$35.5M	$44.0M
Operating margin % (2)	77.2%	89.6%
Owned fleet (units)	16,800	17,000
Fleet utilization	98.5%	98.3%	Continued strong fleet utilization

(1)
Effective September 1, 2025, the Company changed its methodology for allocating revenue and expenses associated with syndication activity between the two reportable segments. Syndication activity is now being reflected in the Manufacturing segment. This change had no impact on the Company’s consolidated results of operations or financial position and prior period segment results have been recast to conform to the current period presentation.
(2)
See supplemental segment information in Supplemental Information.
(3)
Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2026 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•
April 7, 2026
•
2:00 p.m. Pacific Daylight Time
•
Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International)
o
Entry Number “6357300”
•
Webcast access at http://www.gbrx.com
•
Please access the site 10-15 minutes prior to the start time.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,800 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In millions, unaudited)

	February 28, 2026	November 30, 2025	August 31, 2025	May 31, 2025	February 28, 2025
Assets
Cash and cash equivalents	$521.8	$361.8	$306.1	$296.8	$263.5
Restricted cash	41.2	13.6	20.3	45.2	38.4
Accounts receivable, net	463.5	509.2	526.4	507.7	535.4
Income tax receivable	12.3	18.5	44.9	33.7	31.5
Inventories	621.1	680.3	688.3	707.6	692.5
Leased railcars for syndication	194.7	178.8	225.9	248.6	260.4
Equipment on operating leases, net	1,295.4	1,330.9	1,328.5	1,300.4	1,259.0
Property, plant and equipment, net	719.3	719.1	726.7	711.7	702.6
Investment in unconsolidated affiliates	90.8	98.9	99.3	95.0	88.2
Intangibles and other assets, net	249.3	254.7	264.2	277.3	268.5
Goodwill	130.3	129.8	130.0	129.2	127.0
	$4,339.7	$4,295.6	$4,360.6	$4,353.2	$4,267.0

Liabilities and Equity
Accounts payable and accrued liabilities	$580.5	$577.5	$651.7	$696.2	$669.0
Debt, net
Recourse	720.5	794.8	771.2	767.3	753.2
Non-recourse	1,042.2	971.4	979.7	995.4	1,003.7
	1,762.7	1,766.2	1,750.9	1,762.7	1,756.9
Deferred income taxes	174.8	186.7	180.2	151.9	144.4
Deferred revenue	68.6	29.7	44.3	32.5	35.0

Contingently redeemable noncontrolling interest	33.0	34.5	35.8	40.1	41.2

Total equity – Greenbrier	1,564.6	1,542.2	1,532.5	1,504.0	1,460.2
Noncontrolling interest	155.5	158.8	165.2	165.8	160.3
Total equity	1,720.1	1,701.0	1,697.7	1,669.8	1,620.5
	$4,339.7	$4,295.6	$4,360.6	$4,353.2	$4,267.0

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three months ended February 28,		Six months ended February 28,
	2026	2025	2026	2025
Revenue
Manufacturing	$541.5	$712.9	$1,198.5	$1,543.8
Leasing & Fleet Management	46.0	49.2	95.1	94.2
	587.5	762.1	1,293.6	1,638.0
Cost of revenue
Manufacturing	500.4	606.2	1,085.3	1,291.6
Leasing & Fleet Management	17.6	17.3	35.5	34.2
	518.0	623.5	1,120.8	1,325.8
Margin	69.5	138.6	172.8	312.2
Selling and administrative expense	57.4	64.6	117.3	126.6
Net gain on disposition of equipment	(13.0)	(9.6)	(30.7)	(9.8)
Earnings from operations	25.1	83.6	86.2	195.4
Interest and foreign exchange	13.7	21.7	29.2	45.1
Earnings before income tax and earnings from unconsolidated affiliates	11.4	61.9	57.0	150.3
Income tax expense	(1.7)	(20.0)	(14.0)	(53.4)
Earnings before earnings from unconsolidated affiliates	9.7	41.9	43.0	96.9
Earnings from unconsolidated affiliates	4.2	4.3	8.2	8.4
Net earnings	13.9	46.2	51.2	105.3
Net loss attributable to noncontrolling interest	1.1	5.7	0.2	1.9
Net earnings attributable to Greenbrier	$15.0	$51.9	$51.4	$107.2
Basic earnings per common share	$0.48	$1.66	$1.66	$3.42
Diluted earnings per common share	$0.47	$1.56	$1.62	$3.28
Weighted average common shares:
Basic	30,917	31,376	30,935	31,311
Diluted	31,733	33,228	31,799	32,745
Dividends per common share	$0.32	$0.30	$0.64	$0.60

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Six months ended February 28,
	2026	2025
Cash flows from operating activities
Net earnings	$51.2	$105.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	6.4	13.4
Depreciation and amortization	64.0	59.6
Net gain on disposition of equipment	(30.7)	(9.8)
Stock based compensation expense	9.4	8.7
Earnings from unconsolidated affiliates	(8.2)	(8.4)
Noncontrolling interest adjustments	(4.4)	7.9
Other	(4.3)	1.6
Decrease (increase) in assets:
Accounts receivable, net	53.0	(17.7)
Income tax receivable	32.6	13.7
Inventories	42.1	49.0
Leased railcars for syndication	49.9	(146.4)
Other assets	16.0	8.5
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(66.2)	(34.8)
Deferred revenue	24.1	(22.1)
Net cash provided by operating activities	234.9	28.5
Cash flows from investing activities
Proceeds from sales of assets	122.2	55.6
Capital expenditures	(87.6)	(126.4)
Other	(3.5)	5.8
Net cash provided by (used in) investing activities	31.1	(65.0)
Cash flows from financing activities
Net change in debt with maturities of 90 days or less	(5.0)	11.9
Proceeds from debt with maturities longer than 90 days	435.6	46.2
Repayments of debt with maturities longer than 90 days	(416.2)	(56.8)
Debt issuance costs	(5.4)	(1.0)
Repurchase of stock	(13.3)	—
Dividends	(21.5)	(19.8)
Cash distribution to joint venture partner	(7.9)	(6.7)
Tax payments for net share settlement of restricted stock	(8.5)	(5.5)
Net cash used in financing activities	(42.2)	(31.7)
Effect of exchange rate changes	12.8	1.5
Increase (decrease) in Cash and cash equivalents and Restricted cash	236.6	(66.7)
Cash and cash equivalents and restricted cash
Beginning of period	326.4	368.6
End of period	$563.0	$301.9
Balance sheet reconciliation
Cash and cash equivalents	$521.8	$263.5
Restricted cash	41.2	38.4
Total cash and cash equivalents and restricted cash as presented above	$563.0	$301.9

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

Supplemental Leasing Information

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go-to-market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication transactions.

Key information for the consolidated Leasing & Fleet Management segment:

	Three Months Ended
Greenbrier Lease Fleet (Units) (1)	February 28, 2026	November 30, 2025
Beginning balance	17,000	17,000
Railcars added	1,400	1,400
Railcars sold / scrapped	(1,600)	(1,400)
Ending balance	16,800	17,000

	February 28, 2026	November 30, 2025
Equipment on operating lease (2)	$1,261.7	$1,330.9
Non-recourse warehouse	$—	$220.6
ABS non-recourse notes	748.5	452.4
Non-recourse term loan	302.1	305.2
Total Lease fleet non-recourse debt	$1,050.6	$978.2
Fleet leverage %(3)(4)	83%	73%

(1)
Owned fleet includes Leased railcars for syndication
(2)
The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)
Total Leasing non-recourse debt / Equipment on operating lease
(4)
Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2026 are as follows:

	First	Second	Total
Revenue
Manufacturing	$657.0	$541.5	$1,198.5
Leasing & Fleet Management	49.1	46.0	95.1
	706.1	587.5	1,293.6
Cost of revenue
Manufacturing	584.9	500.4	1,085.3
Leasing & Fleet Management	17.9	17.6	35.5
	602.8	518.0	1,120.8
Margin	103.3	69.5	172.8
Selling and administrative expense	59.9	57.4	117.3
Net gain on disposition of equipment	(17.7)	(13.0)	(30.7)
Earnings from operations	61.1	25.1	86.2
Interest and foreign exchange	15.5	13.7	29.2
Earnings before income tax and earnings from unconsolidated affiliates	45.6	11.4	57.0
Income tax expense	(12.3)	(1.7)	(14.0)
Earnings before earnings from unconsolidated affiliates	33.3	9.7	43.0
Earnings from unconsolidated affiliates	4.0	4.2	8.2
Net earnings	37.3	13.9	51.2
Net (earnings) loss attributable to noncontrolling interest	(0.9)	1.1	0.2
Net earnings attributable to Greenbrier	$36.4	$15.0	$51.4
Basic earnings per common share (1)	$1.18	$0.48	$1.66
Diluted earnings per common share (1)	$1.14	$0.47	$1.62
Dividends per common share	$0.32	$0.32	$0.64

(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2025 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$830.9	$712.9	$793.4	$709.7	$3,046.9
Leasing & Fleet Management	45.0	49.2	49.3	49.8	193.3
	875.9	762.1	842.7	759.5	3,240.2
Cost of revenue
Manufacturing	685.4	606.2	672.6	598.2	2,562.4
Leasing & Fleet Management	16.9	17.3	18.6	17.5	70.3
	702.3	623.5	691.2	615.7	2,632.7
Margin	173.6	138.6	151.5	143.8	607.5
Selling and administrative expense	62.0	64.6	65.9	70.8	263.3
Net (gain) loss on disposition of equipment	(0.2)	(9.6)	(7.0)	0.9	(15.9)
Earnings from operations	111.8	83.6	92.6	72.1	360.1
Interest and foreign exchange	23.4	21.7	13.2	17.4	75.7
Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	54.7	284.4
Income tax expense	(33.4)	(20.0)	(18.1)	(19.9)	(91.4)
Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	34.8	193.0
Earnings from unconsolidated affiliates	4.1	4.3	6.2	5.5	20.1
Net earnings	59.1	46.2	67.5	40.3	213.1
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(3.5)	(9.0)
Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$36.8	$204.1
Basic earnings per common share (1)	$1.77	$1.66	$1.92	$1.19	$6.55
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$1.16	$6.35
Dividends per common share	$0.30	$0.30	$0.32	$0.32	$1.24

(2)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Segment Information

Three months ended February 28, 2026:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$541.5	$10.1	$551.6	$20.7	$—	$20.7
Leasing & Fleet Management	46.0	0.1	46.1	35.5	—	35.5
Eliminations	—	(10.2)	(10.2)	—	—	—
Corporate	—	—	—	(31.1)	—	(31.1)
	$587.5	$—	$587.5	$25.1	$—	$25.1

Three months ended November 30, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657.0	$10.1	$667.1	$48.6	$—	$48.6
Leasing & Fleet Management	49.1	—	49.1	44.0	—	44.0
Eliminations	—	(10.1)	(10.1)	—	—	—
Corporate	—	—	—	(31.5)	—	(31.5)
	$706.1	$—	$706.1	$61.1	$—	$61.1

	Total assets
	February 28, 2026	November 30, 2025
Manufacturing	$1,927.1	$2,018.2
Leasing & Fleet Management	1,806.5	1,844.8
Unallocated, including cash	606.1	432.6
	$4,339.7	$4,295.6

Supplemental Backlog and Delivery Information
(Unaudited)

Three Months Ended
February 28, 2026
Backlog Activity (units) (1)
Beginning backlog	16,300
Orders received	2,900
Production held on the Balance Sheet	(1,000)
Production sold directly to third parties	(3,000)
Ending backlog	15,200
Delivery Information (units) (1)
Production sold directly to third parties	3,000
Sales of Leased railcars for syndication	800
Total deliveries	3,800

(1)
Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	February 28, 2026	November 30, 2025
Net earnings	$13.9	$37.3
Interest and foreign exchange	13.7	15.5
Income tax expense	1.7	12.3
Depreciation and amortization	31.5	32.5
EBITDA	$60.8	$97.6

Debt Summary

	February 28, 2026	November 30, 2025
Total Lease fleet and other non-recourse debt	$1,054.1	$978.2
Total Corporate and other recourse debt	726.0	800.9
	1,780.1	1,779.1
Debt discount and issuance costs	(17.4)	(12.9)
Total consolidated debt	$1,762.7	$1,766.2

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Greenbrier Reports Second Quarter Results (Cont.)	Page 13

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words, and variations of words, such as “affect,” “approximately,” “are,” “backlog,” “believe,” “continue,” “drive,” “estimate,” “grow,” “long-term,” “may,” “recurring,” “result,” “strategy,” “strong,” “target,” “trend,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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